EXHIBIT 31.2
Section 302 Certification
I, D. Andrew Edwards, certify that:

(1)	I have reviewed Amendment No. 1 to Annual Report on Form 10-K for the year ended December 31, 2016, of Tredegar Corporation; and

(2)
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 23, 2017

/s/ D. Andrew Edwards
D. Andrew Edwards
Vice President and Chief Financial Officer
(Principal Financial Officer)